FOR IMMEDIATE RELEASE

CONTACT:
Amy Armstrong Smith & Wesson Holding Corporation (480) 949-9700	Patty Bruner Christensen (480) 614-3009

SMITH & WESSON ANNOUNCES REVISED PLAN FOR RETURN TO
COMPLIANCE, EXPECTED FINANCIAL RESULTS AND SEC INVESTIGATION

SCOTTSDALE, AZ. — (BUSINESS WIRE) — November 26, 2003 — Smith & Wesson Holding Corporation (AMEX: SWB), parent of Smith & Wesson Corp., announced today that the staff of the American Stock Exchange (AMEX) has accepted the Company’s revised plan for the Company to return to compliance with AMEX’s continued listing standards concerning the restatement of the Company’s financial statements for the fiscal year ended April 30, 2002.

On September 11, 2003, the Company received notice from the AMEX staff indicating that the Company is not in compliance with AMEX’s continued listing standards due to the Company’s inability to file with the Securities and Exchange Commission a Form 10-KSB for the fiscal year ended April 30, 2003, as required under Section 1003(d) of the AMEX Company Guide. The Company submitted a plan of compliance to AMEX on September 25, 2003. On October 17, 2003, the AMEX staff notified the Company that it had accepted the Company’s plan of compliance and had granted the Company an extension of time to regain compliance with the continued listing standards. Because the Company did not file its Form 10-KSB by October 24, 2003, the date specified in its original plan, the Company requested the opportunity to submit a revised plan to the AMEX staff. Under the revised plan, the Company anticipates returning to compliance with AMEX’s continued listing standards by December 31, 2003 and will continue to be subject to periodic review by the AMEX staff during the extension period. Failure to make progress consistent with the revised plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from AMEX.

The Company’s financial statements for the fiscal year ended April 30, 2002 are being re-audited by its independent public accountants, PricewaterhouseCoopers LLP (PwC). In connection with the re-audit, the Company, with the concurrence of the AMEX staff, has revised its plan for returning to compliance. The timeline proposed by the Company in its revised plan and accepted by the AMEX staff is as follows:

1.	During the week of December 8, 2003, the Company expects to file its annual report on Form 10-KSB for the fiscal year ended April 30, 2003, which will include full-year financial statements for fiscal year 2003 as well as restated financial statements for fiscal year 2002 audited by PwC.

2.	Before the end of calendar year 2003, the Company expects to file its quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 2003 and its quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2003, both of which will include financial statements reviewed by PwC.

PwC’s re-audit of the Company’s fiscal year 2002 financial statements has not yet been completed. Until the re-audit is completed, the Company’s estimates of the expected adjustments for the fiscal year ended April 30, 2003 as well as its expected financial results for the first quarter of fiscal year 2004 are subject to change. The re-audit may result in identifying additional items which may result in further changes to the results for fiscal year 2003 and the first quarter of fiscal year 2004. Any changes to the Company’s current estimates for fiscal year 2003, which are not audited, as well as additional items which may be identified in the re-audit, may be material to the Company’s financial condition, results of operations or liquidity for fiscal year 2003 or the first quarter of fiscal year 2004. The Company also expects the re-audit to result in amendments to its quarterly reports on Form 10-QSB for fiscal quarters in 2002, which amendments the Company expects to file with the SEC early in calendar year 2004.

The Company expects that certain financial results for the fiscal quarter ended July 31, 2003 will be within the following ranges:

Fiscal Quarter ended July 31, 2003

	Expected Range
	(in millions,
	except per share data)

	Low	High

Net sales	$28.0	$28.8
Operating income	1.6	2.1
Net income	0.1	0.5
Stockholders’ equity	12.3	12.7
Basic earnings per share (1)	0.00	0.02
Diluted earnings per share (2)	0.00	0.01

(1)	Basic earnings per common share are equal to net income divided by the weighted average number of common shares outstanding during the period.

(2)	Diluted earnings per common share are equal to net income divided by the weighted average number of common shares outstanding during the period, including the effect of stock options, stock awards and warrants if such effect is dilutive.

     With respect to the fiscal year ended April 30, 2003, the Company does not expect its audited financial results to differ materially from the results previously announced on August 14, 2003. The minimum amounts are expected to be as follows:

Fiscal Year ended April 30, 2003

Expected Minimum
(in millions,
except per share data)
as of Nov. 24, 2003

Net sales	$98.4
Operating income	4.7
Net income	12.6
Stockholders’ equity	12.2
Basic earnings per share	0.42
Diluted earnings per share	0.35

The Company expects minimum net income for the year ended April 30, 2003 to exceed minimum operating income by an estimated $7.9 million primarily as a result of the reversal of the Company’s valuation allowance and one-time gains from the sale of land and insurance reimbursements, offset by interest expense.

As of April 30, 2002, the Company had a state and federal income tax valuation allowance established against our deferred tax assets due to uncertainty whether the Company would generate sufficient income in order to realize these deferred tax assets. We believe that adequate levels of income will be achieved to utilize our deferred tax assets and net operating losses before they expire. Among the factors that support this belief are: (i) a significant increase in order backlog as of the end of fiscal year 2003 over the prior year; (ii) higher than anticipated sales as of the end of fiscal year 2003 over the prior year; (iii) the successful introduction in the past year of new firearm products; (iv) increased market share; and (v) increased efficiency in manufacturing operations. As a result, the Company has reduced the allowance to reflect this improvement.

The Division of Enforcement of the Securities and Exchange Commission has initiated an investigation concerning the Company’s financial statements for fiscal year 2002 and the restatement. The Company intends to cooperate fully with the SEC.

Safe Harbor Statement

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to minimum net sales, minimum net income and minimum earnings per share. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “belief,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements.

These statements are based on management’s current expectations and are subject to risks, uncertainty, changes in circumstances and the timing and completion of the re-audit of the financial statements for fiscal year 2002 and the audit of the financial statements for fiscal year 2003. Actual results may vary materially from the expectations and estimates contained in the forward-looking statements, including the Company’s expected adjustments for fiscal year 2002 as well as its expected financial results for fiscal year 2003.

Although the decision to reduce the valuation allowance was made after careful consideration of the business conditions and the likelihood of future taxable income, differences between forecasted and actual future operating results could adversely affect our ability to realize the deferred tax assets.

About Smith & Wesson

Smith & Wesson Holding Corporation is the parent company of Smith & Wesson Corp., one of the world’s leading producers of quality handguns, law enforcement products and firearm safety and security products. Law enforcement personnel, military personnel, target shooters, hunters, collectors and firearms enthusiasts throughout the world have used the Company’s products with confidence for more than 150 years. Smith & Wesson Corp. also manufacturers and markets Smith & Wesson branded handcuffs and other products utilizing its metal working expertise. For more information, visit http://www.smithandwesson.com.

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